EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Reckson Service Industries, Inc. on Form S-3 of our report dated February 26, 1999 relating to the consolidated financial statements of ALLIANCE NATIONAL Incorporated and Subsidiaries, which appears in Reckson Service Industries, Inc.'s Current Report on Form 8-K/A dated March 24, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


New York, New York
August 2, 1999